EXHIBIT 99


PRESS RELEASE                       FOR FURTHER   BEVERLY KAHANEK
TO BE RELEASED                      INFORMATION:  VICE PRESIDENT &
JANUARY 29, 1999                                  MARKETING OFFICER
4:00 P.M. CST                                     FIRST VICTORIA NATIONAL BANK
                                                  512/572-6555


FVNB CORP. COMPLETES ACQUISITION OF CBOT FINANCIAL CORPORATION

VICTORIA, TEXAS - FVNB CORP. TODAY ANNOUNCED THE COMPLETION OF THE ACQUISITION AND MERGER INTO FVNB CORP. OF CBOT FINANCIAL CORPORATION, THE PARENT COMPANY OF CITIZENS BANK OF TEXAS, N.A. AND CBOT MORTGAGE COMPANY. ACCORDING TO DAVID M. GADDIS, PRESIDENT AND CEO OF FVNB CORP., "THE ACQUISITION OF CITIZENS BANK OF TEXAS N.A. AND CBOT MORTGAGE COMPANY WILL PROVIDE GROWTH TO OUR COMPANY AND ALLOW US TO ENTER NEW MARKETS AND CONTINUE OUR LONG STANDING TRADITION OF PROVIDING INDEPENDENT TEXAS BANKING."

FOUNDED IN 1907 IN NEW WAVERLY, TEXAS, CITIZENS BANK OF TEXAS WILL CONTINUE TO OPERATE AS AN INDEPENDENT SUBSIDIARY OF FVNB CORP. WITH ITS BOARD OF DIRECTORS, OFFICERS AND STAFF BEING RETAINED. EXISTING BANKING FACILITIES IN NEW WAVERLY, HUNTSVILLE AND THE WOODLANDS WILL KEEP THE NAME CITIZENS BANK OF TEXAS, N.A. AT DECEMBER 31, 1998 CITIZENS BANK OF TEXAS N.A. HAD APPROXIMATELY $80 MILLION IN TOTAL ASSETS. ROGER LAWRENCE, WHO WILL CONTINUE AS PRESIDENT OF CITIZENS BANK STATED "OUR NEW AFFILIATION WITH FVNB WILL ALLOW US TO BE EVEN MORE COMPETITIVE WITH A LARGER LOAN LIMIT, TRUST SERVICES AND OTHER SERVICES PROVIDED BY FVNB."

FVNB CORP. IS THE PARENT COMPANY OF FIRST VICTORIA NATIONAL BANK , THE SECOND OLDEST INDEPENDENT BANK IN TEXAS ESTABLISHED IN 1867. AT DECEMBER 31, 1998 FVNB CORP. HAD APPROXIMATELY $553 MILLION IN TOTAL ASSETS. THE HOLDING COMPANY HAS BANKING FACILITIES IN VICTORIA, PORT LAVACA AND TAFT, TEXAS.

FVNB CORP. COMMON STOCK IS TRADED ON THE NASDAQ STOCK MARKET UNDER THE SYMBOL FVNB.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: THE STATEMENTS CONTAINED IN THIS RELEASE WHICH ARE NOT HISTORICAL FACTS CONTAIN FORWARD LOOKING INFORMATION WITH RESPECT TO PLANS, PROJECTIONS OR FUTURE PERFORMANCE OF THE COMPANY, THE OCCURRENCE OF WHICH INVOLVE CERTAIN RISKS AND UNCERTAINTIES DETAILED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.


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